Exhibit 10.1

CONSULTING SERVICES AGREEMENT

1.                                       Agreement:

A.                                   MathStar, Inc. (“Company”) agrees to engage A. Harris & Associates, LLC (“Advisor”) to provide a Chief Executive Officer, Chief Financial Officer and Special Advisor for the Company.  All such services shall be rendered by Alex H. Danzberger, Jr. (“Alex”), who is a member and employee of Advisor.

Specifically, Advisor shall act as the Chief Executive Officer and Chief Financial Officer of the Company, as well as act as a Special Advisor to the Company.

Company understands and agrees that Advisor is not solely and exclusively engaged to provide services to Company.  Advisor agrees to use its best efforts to provide the services provided for herein on a timely basis.

B.                                     This Agreement shall commence on August 1, 2009 for a period of one year unless terminated as provided herein.  However, all obligations of the Company pursuant to this Agreement will automatically extend through the date of the actual consummation of any Transaction.

C.                                     For the purposes of this Agreement, “Transaction” means any investment or merger and acquisition transaction or transactions, not in the ordinary course of business, including any sale or exchange of capital stock, sale or exchange of assets, acquisition, merger, reverse merger, consolidation, business combination, tender offer, joint venture, majority or minority investment, strategic alliance, partnership, or any other similar transaction with Sajan, Inc.

2.                                       Services Rendered:  During the term hereof, Advisor will:

A.                                   As it relates to the role of Chief Executive Officer and Chief Financial Officer:

i)                                         Perform oversight of the preparation and filing of regulatory documents required to be filed with the Securities and Exchange Commission;

ii)                                      Provide consultative services to the Board of Directors of the Company to help address shareholder relations, shareholder meetings and voting matters put before shareholders;

iii)                                   Oversee the continued orderly winding down of former Company operations;

iv)                                  Review documents related to the acquisition of Sajan by the Company;

v)                                     Oversee preparation, review and filing of proxy statements, current reports on Form 8-K, any Registration Statements on Form S-4 and any other documents related to the acquisition of Sajan by the Company; and

vi)                                  Perform such other services as the Company and Advisor agree.

vii)                               Perform those job duties customarily performed by the Chief Financial Officer and Chief Executive Officer of a publicly traded company, including without limitation, oversight of the preparation, review and approval of the Company’s financial statements.

B.                                     As it relates to the role of Special Advisor:

i)                                         Support the general due diligence and acquisition process with respect to the acquisition of Sajan by the Company;

ii)                                      With the support of the Company’s Board of Directors, its advisors, and executives at Sajan, Advisor shall prepare a 3 to 5 year strategic plan for Sajan (or such other time frame as the Board of Directors deems appropriate in its discretion).  This strategic plan will provide target market identification, a detailed marketing and sales plan, a supporting product roadmap, a detailed 2010 budget, and a 3 to 5 year sales forecast; and

iii)                                   Perform such other services as the Company and Advisor agree.

3.                                       Compensation:  For the services rendered by Advisor hereunder, the Company shall pay Advisor as follows:

A.                                   A non-refundable initial retainer of $20,000.00 shall be due and payable as of the date this Agreement is signed by the Parties, which will fully discharge any obligations between Company and Advisor pursuant to any prior agreements, whether oral or written;

B.                                     A non-refundable monthly retainer of $20,000.00 will be payable on the last day of each month for services rendered during the course of the month.  The first such payment shall be due on August 31, 2009.  There shall be a minimum of 2 and one half payments ($50,000.00) made.

C.                                     Company agrees to provide Advisor with options to purchase 15,000 shares of Company’s common voting stock.  The exercise price shall be the closing price of the Company’s common stock on the date this Agreement is signed by the Parties.  Such options shall vest in Advisor upon the successful completion of the Transaction, and will terminate 5 years from the date of the vesting.  The options shall contain standard anti-dilution provisions.

4.                                       Expenses:  The Company shall reimburse Advisor for any and all of Advisor’s expenses incurred in connection with this Agreement.  Such fees shall include, but not be limited to, the fees and expenses of any advisor or legal counsel retained by Advisor in conjunction with this Agreement, travel expenses, postage, and copying fees.  Company shall not be responsible for reimbursing Advisor for any single expense item in excess of $500.00 unless Advisor receives prior authorization from Company therefore.

5.                                       Limitation of Liability and Indemnification:

A.                                   Unless as otherwise set forth herein, Company shall indemnify and hold harmless Advisor and Alex from and against all liability, claims, actions, damages, fines, expenses, costs, and any other losses, including attorney’s fees, incurred by Advisor or Alex, arising as a result of or in connection with this Agreement (including, for example, alleged liability based on the relationship of the parties, breach, misrepresentation, furnishing incorrect or incomplete information, undisclosed material facts affecting the Company) or the activities, status, condition, operations, liabilities, debts or obligations of Company.  Company shall not indemnity or hold harmless Advisor and Alex to the extent related or due to Advisor’s or Alex’s gross negligence or intentional wrong doing.  This provision will survive termination of this Agreement.

B.                                     Company shall list Advisor and Alex as additional insureds under any applicable directors’ and officers’ insurance policy, or any other applicable insurance policy.  Company agrees that any such coverage extended to Advisor and Alex shall be consistent with, or greater than, the coverage granted to the former CEO, excluding health and life insurance provided to the former CEO.

C.                                     Advisor shall indemnify and hold harmless Company from and against all liability, claims, actions, damages, fines, expenses, costs, and any other losses, including attorney’s fees, incurred by Company arising as a result of Advisor’s intentional misrepresentation of any material fact related to the Company’s activities, status, condition, operations, liabilities, debts or obligations.  This provision will survive termination of this Agreement.

D.                                    Advisor’s liabilities in any event shall be limited to consideration received under this Agreement.

E.                                      Advisor shall not indemnify or hold harmless Company to the extent related or due to Company’s negligence or intentional wrongdoing.

6.                                       Disclosure:  Upon completion of the Transaction, Advisor may place advertisements in financial publications and other media at its own expense describing Advisor’s services to the Company hereunder, subject to the Company’s prior review and approval of such advertisements.  Advisor shall not disclose the purchase price unless previously agreed by the Company.  Neither party shall publish any information which is misleading, defamatory, or negative as to the non-publishing party, or if such information constitutes confidential information.

7.                                       Access to Information:

A.                                   In connection with Advisor’s engagement, the Company will furnish Advisor with all information which Advisor reasonably requests, and will provide Advisor with reasonable access to the Company’s officers, directors, accountants, counsel and other advisors.  Advisor will not release any such information to anyone without the prior written consent of the Company.

B.                                     The Company represents and warrants to Advisor that, if such information is included in a document prepared by the Company and authorized by the Company for release to any potential Transaction party:

i)                                         all such information is and will be true and accurate in all material respects, and does not and will not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and

ii)                                      any projected financial information or other forward-looking information which the Company provides to Advisor will be made by the Company in good faith, based on management’s best estimates then available, and based on facts and assumptions which the Company believes to be reasonable.

C.                                     The Company acknowledges and agrees that Advisor will be using and relying upon such information supplied by the Company and its officers, agents and others and any prospective Transaction party, and any other publicly available information concerning the Company and any prospective Transaction party, without any independent investigation or verification thereof, or independent appraisal by Advisor of the Company or its business or assets, or any other Transaction party or its business or assets, nor will Advisor be providing a solvency opinion with respect to the Company.

8.                                       Representation and Warranty:  The Company further represents and warrants to Advisor that entering into this Agreement does not violate or constitute a breach or default under any contract, agreement, arrangement or understanding, whether written or oral, to which the Company or any of its subsidiaries is a party or which binds its or their assets.

9.                                       Confidentiality:

A.                                   The Company will not publicly refer to Advisor or (except as required by applicable law, rule or regulation; or in any dispute between the Company and Advisor, to the extent required to assert or protect the rights of the Company in such dispute) publicly disclose or otherwise make available to third parties (except the Company’s counsel or other advisers, provided the Company informs them of this provision) any advice, either oral or written, or work product which Advisor provides to the Company in connection with this Agreement, without the prior written consent of Advisor.  Advisor acknowledges and understands that the Company is required to announce Advisor’s appointment as Chief Executive Officer and Chief Financial Officer and to describe and file this Agreement in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

B.                                     Nothing in this Agreement shall restrict Advisor from conducting its business with others in undertakings similar to this Agreement; provided that Advisor shall treat as confidential any non-public information supplied by the Company unless disclosure thereof has been authorized by the Company.

10.                                 Assignment & Benefit:  The benefits of this Agreement shall inure to the respective successors and permitted assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.  This Agreement may not be assigned without the prior written consent of the nonassigning party (or parties), which consent shall not be unreasonably withheld.  In the case of such an assignment, the Company hereby guarantees payment of any fees and expenses due to Advisor pursuant to the terms of this Agreement.

11.                                 Amendment:  This Agreement may not be amended or modified except in a writing signed by the parties.

12.                                 Nature of Relationship:

A.                                   The Advisor will provide the services contemplated hereunder to the Company as an independent contractor.  The advisory relationship between Advisor and the Company refers to the fact that the services to be provided by Advisor hereunder are to be provided solely by Advisor, and that the fees to be paid by the Company hereunder are solely for the benefit of Advisor.  There may be other services which are required to be provided to the Company in connection with the Transaction contemplated by this Agreement, and which will be provided by others (e.g., independent auditors or appraisers).

B.                                     The Advisor is engaged as an independent consultant and not an employee of the Company.  Company shall not withhold or pay payroll or employment taxes of any kind with respect to any amounts paid under this Agreement, including but not limited to, FICA, FUTA, federal and state personal income tax, state disability insurance tax, and state reemployment insurance benefits tax.  Except as specifically provided herein, Company shall not provide Advisor with workers compensation, reemployment benefits or any other benefits, including, but not limited to, health, life and disability insurance, salary, bonuses, vacation, sick and other leaves of absence, and retirement plan benefits.  Advisor shall make all filings with and payments to the Internal Revenue Service and state and local taxing authorities as are appropriate to Advisor’s status as an independent contractor.  Advisor shall be solely responsible for obtaining workers compensation insurance and complying with the workers’ compensation laws.  In the event that the Internal Revenue Service or any other state or federal agency challenges the independent contractor status of Advisor, the parties agree that Advisor and Company shall have the right to participate in any discussion or negotiation occurring with the Internal Revenue Service or such agency regarding this Agreement or the Services provided under this Agreement.

This Agreement is for the benefit of the Advisor and the Company, and is not intended to create rights or obligations of either party for the benefit of third parties, including, without limitation, the creditors of the Company.

C.                                     Company acknowledges its understanding that Advisor is not registered as a Broker/Dealer under Section 3(a)(4)(A) of The Securities Exchange Act of 1934 (“The Act”) and that Advisor’s standing under The Act does not negate Company’s obligations or commitments under this Agreement in any way.

13.                                 Termination and other provisions:

A.                                   Either party hereunder may terminate this Agreement by giving at least thirty (30) days’ prior written notice to the other party.

B.                                     The applicable provisions of this Agreement (including MathStar’s liability for payment) shall survive and remain in full force and effect notwithstanding any termination of this Agreement, whether through passage of time or otherwise.

C.                                     This Agreement may be executed in one or more counterparts.

D.                                    If this Agreement, a provision hereof or portion of a provision hereof, shall be held to be invalid, illegal or unenforceable within any governmental jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision or the remainder of the invalid, illegal or unenforceable provision of this Agreement.  This Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein and there shall be deemed substituted such other provision or portion thereof as will most nearly accomplish the Parties’ intent to the extent permitted by applicable law.

E.                                      The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

F.                                      This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  The parties hereby acknowledge that there are no agreements or understandings of any nature, oral or written, regarding their relationship apart from this Agreement.

G.                                     This Agreement supersedes all other agreements between the parties pertaining to the subject matter hereof and no amendment hereto shall be of any force or effect unless signed by both of the parties hereto.

H.                                    All notices, requests, consents, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, certified mail, return receipt requested, to Advisor at:

A.  Harris & Associates, LLC

4815 Sheridan Avenue South

Minneapolis, MN 55410

and to Company at:

MathStar, Inc.

19075 NW Tanasbourne Drive, Suite 200

Hillsboro, OR 97124

I.                                         Governing Law, Jurisdiction, and Venue — This Agreement is governed by the laws of the state of Minnesota, without reference to such state’s conflicts of law principles.  Each part submits to venue and jurisdiction in the federal and state courts located in Hennepin County, Minnesota.

J.                                        Company acknowledges that Advisor does not render legal and/or accounting advice.  Company shall seek such advice from attorneys and accountants of their choosing.

K.                                    No results guaranteed — Advisor does not guarantee that its performance of the services contemplated by this Agreement will result in any particular outcome or result, and the Company acknowledges that it is entering into this Agreement without any representation, warranty or promise from Advisor as to any particular outcomes or results that may be obtained as a result of this Agreement.

L.                                      Non-exclusivity — Company acknowledges that the services provided by Advisor pursuant to this Agreement are non-exclusive, and that Advisor will offer the same or similar services to others on an ongoing basis.

I am delighted to be engaged as an Advisor to the Company, and look forward to working with you.  Please confirm your acceptance of the terms of this Agreement by signing the enclosed duplicate of this letter and returning it to me.

With best regards,

/s/Alex H. Danzberger, Jr.

Alex H. Danzberger, Jr., President
A. Harris & Associates, LLC

Accepted by:

/s/Richard C. Perkins
Richard C. Perkins, Director
MathStar, Inc.